For Immediate Release
Corel Corporation Reports
Second Quarter 2007 Financial Results
Successful acquisition of Intervideo drives 47% increase in revenue and $2.3 million in GAAP net income
Ottawa, Canada — July 12, 2007 — Corel Corporation (NASDAQ:CREL; TSX:CRE) today reported financial results for its second quarter ended May 31, 2007. Revenues in the second quarter of fiscal 2007 were $65.0 million, an increase of 47% over revenues of $44.2 million in the second quarter fiscal 2006. GAAP net income in the second quarter of fiscal 2007 was $2.3 million, or $0.09 per share, compared to a GAAP net loss of $4.0 million, or $(0.19) per share, in the second quarter of fiscal 2006.
Non-GAAP adjusted net income for the second quarter fiscal 2007 was $9.8 million, or $0.39 per diluted share, compared to non-GAAP adjusted net income for the second quarter of fiscal 2006 of $8.4 million, or $0.38 per diluted share. Non-GAAP adjusted EBITDA in the second quarter of 2007 was $15.2 million, compared to $13.7 million in the second quarter of fiscal 2006.
“We are pleased with our performance in the second quarter, as we continue to execute our key strategies and demonstrate our ability to generate attractive financial returns for our shareholders,” said David Dobson, CEO of Corel Corporation. “We are realizing many of the anticipated benefits from the acquisition of InterVideo and Ulead, including increased revenue contribution from a broader mix of OEM partners as well as a more diverse mix of revenue by geography. I am pleased with the progress we have made so far as we continue to execute on our core strategic initiatives and expand into the digital media market.”
Revenues for the six months ended May 31, 2007 were $117.7 million, an increase of 33% over revenues of $88.5 million for the six months ended May 31, 2006. GAAP net loss for six months ended May 31, 2007 was $9.6 million, or $(0.39) per share, compared to a GAAP net loss of $5.6 million, or $(0.28) per share, for the six months ended May 31, 2006.

Non-GAAP adjusted net income for the six months ended May 31, 2007 was $12.6 million, or $0.50 per diluted share, compared to non-GAAP adjusted net income for the six months ended May 31, 2006 of $15.3 million, or $0.72 per diluted share. Non-GAAP adjusted EBITDA for the six months ended May 31, 2007 was $24.0 million, compared to $28.1 million for the six months ended May 31, 2006.
A reconciliation of GAAP net income to non- GAAP adjusted net income and non-GAAP adjusted EBITDA is provided in the notes to the financial statements included in this press release.
Financial Guidance
Third Quarter Fiscal 2007 Guidance
Corel provided guidance for the third quarter ending August 31, 2007. The Company currently expects:
•	Revenue in the range of $60 million to $62 million.

•	GAAP net loss of $0.5 million to net income of $1.0 million and non-GAAP adjusted net income in the range of $7.0 million to $8.5 million.

•	GAAP earnings per share in the range of $(0.02) to $0.04 and non-GAAP earnings per share in the range of $0.27 to $0.33.
Fiscal 2007 Guidance
Corel provided guidance for the year ending November 30, 2007.
The Company currently expects:
•	Revenue in the range of $247 million to $253 million

•	GAAP net loss of $4.0 million to $2.0 million and non-GAAP adjusted net income of $34 million to $36 million.

•	GAAP loss per share of $(0.15) to $(0.08) and non-GAAP earnings per share of $1.30 to $1.40.
Corel will host a conference call to discuss its financial results at 4:30 p.m. Eastern Time today. To access the conference call, please dial (800) 817-4887 or (913) 981-4913. A live webcast and replay of the call will also be available through Corel’s Investor Relations website at http://investor.corel.com/events.cfm. An audio replay of the call will be available between 7:30 p.m. (EDT) July 12, 2007 and midnight (EDT) July 26, 2007 by calling (888) 203-1112 or (719) 457-0820, Passcode: 1434033. The replay will also be available on our Investor Relations website.
Forward-Looking Statements:
This news release includes forward-looking statements that are based on certain assumptions and reflect our current expectations. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements to differ materially from any future results, performance, or achievements discussed or implied by such forward-

looking statements. Such risks include competitive threats from well-established software companies that have significantly greater market share and resources than us, new entrants that benefit from industry trends, such as the increasing importance of Internet distribution and open source software, and from online services companies that are increasingly seeking to provide software products at little or no incremental cost to their customers to expand their Internet presence and build consumer loyalty. We rely on a small number of key strategic relationships for a significant percentage of our revenue and these relationships can be modified or terminated at any time. In addition, our core products have been marketed for many years and the packaged software market in North America and Europe is relatively mature and characterized by modest growth. Accordingly, we must successfully complete acquisitions, penetrate new markets or increase penetration of our installed base to achieve revenue growth. In addition, we face risks related to the acquisition of InterVideo, Inc., including the risk that disruption from the transaction may make it more difficult to maintain relationships with customers, employees, or suppliers. We face potential claims from third parties who may hold patent and other intellectual property rights which purport to cover various aspects of our products and from certain of our customers who may be entitled to indemnification from us in respect of potential claims they may receive from third parties related to their use or distribution of our products.
These and other risks, uncertainties and other important factors are described in Corel’s Prospectus Annual Report dated February 23, 2007April 25, 2006, filed with the Securities and Exchange Commission (The SEC) and the Canadian Securities Administrators (CSA)pursuant to Rule 462(b) of the rules and regulations under the Securities Act of 1933 and Corel’s other filings with the SEC including Corel’s form 10-Q for the quarter ended February 28, 2007August 31, 2006 under the caption “Risk Factors” and elsewhere. A copy of the Corel Annual ReportProspectus and such other filings can be obtained on Corel’s website, or on the SEC’s website at http://www.sec.gov. http://www.sec.gov./ or on the CSA’s website at Certain of such risks are also included in Corel’s Canadian supplemented PREP prospectus dated April 25, 2006 available at http://www.sedar.com. In addition, these and other risks can be found in InterVideo’s previous reports filed with the SEC under the caption “Risk Factors” and elsewhere, including InterVideo’s 10-Q for the quarter ended September 30, 2006, which can be found on InterVideo’s website or on the SEC’s website at http://www.sec.gov. Forward-looking statements speak only as of the date of the document in which they are made. We disclaim any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions or circumstances on which the forward-looking statement is based.
Financial Presentation and Use of Non-GAAP Measures:
Our financial statements have been prepared in accordance with U.S. generally accepted accounting principles, or GAAP, which differ in certain material respects from Canadian generally accepted accounting principles. In addition, our financial statements and information in this release are presented in U.S. Dollars, unless otherwise indicated. This news release includes certain non-GAAP financial measures, such as adjusted net income and adjusted EBITDA. We use these non-GAAP financial measures to confirm our compliance with covenants contained in our debt facilities, as supplemental indicators of our operating performance and to assist in evaluation of our liquidity. These measures do not have any standardized meanings prescribed by GAAP and therefore are not comparable to the calculation of similar measures used by other companies, and should not be viewed as alternatives to measures of financial performance or changes in cash flows calculated in accordance with GAAP. Reconciliations of these non-GAAP financial measures to the closes GAAP measures are set out in the notes to the financial statements attached to this news release.
About Corel Corporation Corel is a leading developer of graphics, productivity and digital media software with more than 100 million users worldwide. The Company’s product portfolio includes some of the world’s most popular and widely recognized software brands including CorelDRAW® Graphics Suite, Corel® Paint Shop Pro®, Corel® Painter™, Corel DESIGNER®, Corel® WordPerfect® Office, WinZip® and iGrafx®. In 2006, Corel acquired InterVideo, makers of WinDVD®, and Ulead, a leading developer of video, imaging and DVD authoring software. Designed to help people become more productive and express their creative potential, Corel’s software strives to set a higher standard for value with full-featured products that are easier to learn and use. The industry has responded with hundreds of awards recognizing Corel’s leadership in software innovation, design and value.
Corel’s products are sold in more than 75 countries through a well-established network of international resellers, retailers, original equipment manufacturers, online providers and Corel’s global websites. The Company’s headquarters are located in Ottawa, Canada with major offices in the United States, United Kingdom, Germany, China, Taiwan and Japan. Corel’s stock is traded on the NASDAQ under the symbol CREL and on the TSX under the symbol CRE.
© 2007 Corel Corporation. All rights reserved. Corel, CorelDRAW, Paint Shop Pro, Painter, Corel DESIGNER, WordPerfect, WinZip, iGrafx, the Corel logo, InterVideo, Ulead and WinDVD are trademarks or registered trademarks of Corel Corporation and/or its subsidiaries. All other product, font and company names and logos are trademarks or registered trademarks of their respective companies.
CRELF
Press Contact:
Catherine Hughes
613-728-0826 x1659
catherine.hughes@corel.com
Investor Relations Contact:
The Blueshirt Group
415-217-7722
Todd Friedman
todd@blueshirtgroup.com
Stacie Bosinoff
stacie@blueshirtgroup.com

Corel Corporation
Quarterly Financial results
For the quarter ended May 31, 2007
(in thousands, except per share data; unaudited)
Consolidated Condensed Statement of Operations

	Three Months ended May 31,		Six Months ended May 31,
	2007	2006	2007	2006

Revenues — Product	$59,553	$39,151	$106,857	$78,649
Revenues — Maintenance and services	5,479	5,059	10,809	9,848

Total revenues	65,032	44,210	117,666	88,497

Cost of revenues — Product	14,010	5,049	22,497	10,054
Cost of revenues — Maintenance and services	221	276	419	590
Amortization of intangible assets	6,373	2,648	12,130	9,275

Total cost of revenues	20,604	7,973	35,046	19,919

Gross margin	44,428	36,237	82,620	68,578

Operating expenses
Sales and marketing	17,492	14,023	34,596	28,527
Research and development	10,697	6,640	22,041	12,821
General and administration	9,187	6,193	18,282	11,588
Acquired in-process research and development	—	—	7,831	—
InterVideo integration expense	860	—	1,645	—
Restructuring	—	251	—	811

Total operating expenses	38,236	27,107	84,395	53,747

Income (loss) from operations	6,192	9,130	(1,775)	14,831

Other expenses (income)
Loss on debt retirement	—	8,275	—	8,275
Interest expense, net	3,718	3,207	7,639	7,070
Amortization of deferred financing fees	269	357	534	801
Other non-operating (income) expense	479	(528)	(153)	(648)

Income (loss) before income taxes	1,726	(2,181)	(9,795)	(667)
Income tax recovery (provision)	587	(1,791)	232	(4,942)

Net income (loss)	$2,313	$(3,972)	$(9,563)	$(5,609)

Net income (loss) per share:
Basic	$0.09	$(0.19)	$(0.39)	$(0.28)
Fully diluted	$0.09	$(0.19)	$(0.39)	$(0.28)
Weighted average number of shares:
Basic	24,817	21,086	24,722	20,293
Fully diluted	25,284	21,086	24,722	20,293

Consolidated Condensed Balance Sheet

	As of May 31,	November 30,
	2007	2006

Assets
Current assets:
Cash and cash equivalents	$27,410	$51,030
Restricted cash	717	717
Accounts receivable
Trade, net	21,177	18,150
Other	689	808
Inventory	1,041	914
Income taxes recoverable	1,693	—
Prepaids and other current assets	5,230	2,300

Total current assets	57,957	73,919

Investments	203	203
Capital assets	8,380	3,651
Intangible assets	104,141	37,831
Goodwill	84,261	9,850
Deferred financing charges and other long-term assets	5,643	5,232

Total assets	$260,585	$130,686

Liabilities and shareholders’ deficit
Current liabilities:
Accounts payable and accrued liabilities	$57,063	$28,220
Due to related parties	—	167
Operating line of credit	13,000	—
Income taxes payable	—	235
Deferred revenue	10,778	12,719
Current portion of long-term debt	2,196	1,426
Current portion of obligation under capital leases	509	—
Deferred income tax liability	4,972	—

Total current liabilities	88,518	42,767

Deferred revenue	1,995	2,015
Deferred income tax liability	13,550	—
Obligation under capial leases	1,989	—
Income taxes payable	13,122	8,488
Long-tem debt	157,447	89,223

Total liabilities	276,621	142,493

Shareholders’ deficit
Share capital	35,177	30,722
Additional paid-in capital	5,491	4,612
Accumulated other comprehensive loss	(46)	(46)
Deficit	(56,658)	(47,095)

Total shareholders’ deficit	(16,036)	(11,807)

Total liabilities and shareholders’ deficit	$260,585	$130,686

Consolidated Condensed Statement of Cash Flows

	Three Months ended May 31,		Six Months ended May 31,
	2007	2006	2007	2006

Cash flow from operating activities
Net income (loss)	$2,313	$(3,972)	$(9,563)	$(5,609)
Depreciation and amortization	969	378	1,671	776
Amortization of deferred financing fees	269	357	534	801
Amortization of intangible assets	6,373	2,648	12,130	9,275
Stock-based compensation	1,290	794	2,298	1,646
Provision for bad debts	49	52	65	174
Deferred income taxes	(1,280)	201	(2,315)	636
Acquired in-process research and development	—	—	7,831	—
Unrealized loss on forward exchange contracts	—	193	35	221
Loss on early retirement of debt	—	8,275	—	8,275
Loss on disposal of fixed assets	54	—	54	—
Gain on interest rate swap recorded at fair value	(391)	—	(582)	—
Change in operating assets and liabilities	(12,862)	815	3,066	(528)

Cash flow provided by (used in) operating activities	(3,216)	9,741	15,224	15,667

Cash flow from financing activities
Proceeds from operating line of credit	5,000	—	48,000	—
Repayments on operating line of credit	(15,000)	—	(35,000)	—
Proceeds from long-term debt	—	90,000	70,000	90,000
Repayments of long-term debt	(399)	(140,091)	(1,080)	(148,729)
Financing fees incurred	(5)	(5,875)	(1,677)	(7,638)
Net proceeds from public offering	—	72,538	—	72,538
Proceeds from exercise of stock options	1,387	1	2,689	1
Dividends paid	—	(7,500)	—	(7,500)
Other financing activities	51	(492)	51	(1,098)

Cash flow provided by (used in) financing activities	(8,966)	8,581	82,983	(2,426)

Cash flow from investing activities
Purchase of InterVideo Inc, net of cash acquired	(786)	—	(121,154)	—
Purchase of long lived assets, net of proceeds	(608)	(425)	(718)	(855)

Cash flow used in investing activities	(1,394)	(425)	(121,872)	(855)

Effect of exchange rate changes on cash and cash equivalents	80	(74)	45	(111)

Increase (decrease) in cash and cash equivalents	(13,496)	17,823	(23,620)	12,275
Cash and cash equivalents, beginning of period	40,906	15,198	51,030	20,746

Cash and cash equivalents, end of period	$27,410	$33,021	$27,410	$33,021

Non-GAAP Results
(In thousands, except per share data)

	Three Months ended May 31,		Six Months ended May 31,
	2007	2006	2007	2006
Non-GAAP Adjusted Net Income Calculation:
Net income (loss)	$2,313	$(3,972)	$(9,563)	$(5,609)
Amortization of intangible assets	6,373	2,648	12,130	9,275
Tax benefit on amortization of intangible assets	(1,280)		(2,315)
Stock-based compensation	1,290	794	2,298	1,646
Restructuring	—	251	—	811
Reorganization				117
InterVideo integration expense	860	—	1,645	—
Acquired in-process research and development	—	—	7,831	—
Loss on debt retirement	—	8,275	—	8,275
Amortization of deferred financing fees	269	357	534	801

Non-GAAP Adjusted Net Income	$9,825	$8,353	$12,560	$15,316

Percentage of revenue	15.1%	18.9%	10.7%	17.3%

Pro-forma diluted non-GAAP adjusted net income per share	$0.39	$0.38	$0.50	$0.72

Shares used in computing proforma diluted non-GAAP adjusted net income per share	25,284	22,178	25,307	21,386

Non-GAAP Adjusted EBITDA Calculation:
Cash flow provided by (used in) operating activities	$(3,216)	$9,741	$15,224	$15,667
Change in operating assets and liabilities	12,862	(815)	(3,066)	528
Interest expense, net	3,718	3,207	7,639	7,070
Income tax provision	(587)	1,791	(232)	4,942
Deferred income taxes	1,280	(201)	2,315	(636)
Provision for bad debts	(49)	(52)	(65)	(174)
Unrealized losses on forward exchange contracts	—	(193)	(35)	(221)
Gain on interest rate swap recorded at fair value	391	—	582	—
Loss on disposal of fixed assets	(54)	—	(54)	—
InterVideo integration expense	860	—	1,645	—
Restructuring	—	251	—	811
Reorganizational costs	—	—		117

Non-GAAP Adjusted EBITDA	$15,205	$13,729	$23,953	$28,104

Percentage of revenue	23.4%	31.1%	20.4%	31.8%

Other Supplemental Information

Revenue by Product Segment
Graphics and Productivity	$34,517	$34,019	$68,582	$70,711
Digital Media	30,515	10,191	49,084	17,786

Total	$65,032	$44,210	$117,666	$88,497

As percentage of revenues
Graphics and Productivity	53.1%	76.9%	58.3%	79.9%
Digital Media	46.9%	23.1%	41.7%	20.1%

Total	100.0%	100.0%	100.0%	100.0%

Revenue by Geography
Americas	$33,015	$26,919	$60,208	$52,582
Europe, Middle East, Africa	17,108	13,681	34,766	29,449
Asia-Pacific	14,909	3,610	22,692	6,466

Total	$65,032	$44,210	$117,666	$88,497

As percentage of revenues
Americas	50.8%	60.9%	51.2%	59.4%
Europe, Middle East, Africa	26.3%	30.9%	29.5%	33.3%
Asia-Pacific	22.9%	8.2%	19.3%	7.3%

Total	100.0%	100.0%	100.0%	100.0%

Allocation of Stock-Based Compensation Expense
Cost of revenues — Product	$9	$7	$18	$15
Cost of revenues — Maintenance and service	2	2	4	4
Sales and marketing	311	121	581	312
Research and development	293	53	488	116
General and administration	675	611	1,207	1,199

Total	$1,290	$794	$2,298	$1,646